UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2009

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32033	36-4430020
(Commission File Number)	(IRS Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of Principal Executive Offices)	(Zip Code)

(703) 453-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Credit Agreement that Transaction Network Services, Inc., a wholly-owned subsidiary of the Company, as borrower, the Company, as a credit party, SunTrust Bank, as agent, swing line lender, L/C issuer and a lender, General Electric Capital Corporation, as documentation agent, Bank of America, N.A., as syndication agent, the other financial institutions party thereto, as lenders, and SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner, entered into on November 19, 2009 (the “Credit Agreement”).  The Company and its subsidiaries entered into the Credit Agreement to refinance the outstanding loans under that certain Amended and Restated Credit Agreement by and among Transaction Network Services, Inc., as borrower, the Company, as a credit party, SunTrust Bank, as agent, co-administrative agent, L/C issuer, and a lender, General Electric Capital Corporation, as co-administrative agent and a lender, Bank of America, N.A., as syndication agent, and the other financial institutions party thereto, dated May 1, 2009 (the “Existing Credit Agreement”), and to provide the Company and its subsidiaries with working capital financing and funds for other general corporate purposes, including Permitted Acquisitions as defined in the Credit Agreement.  A copy of the Existing Credit Agreement was filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 4, 2009.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 19, 2009, the Company and its subsidiaries entered into the Credit Agreement (as described in Item 1.01 above), which provides for up to $400 million of senior secured loans, including (i) a $75 million revolving credit facility (the “Revolving Credit Facility”) and (ii) a fully funded term loan facility with an outstanding principal amount equal to $325 million (the “Initial Term Loan Facility,” and with the Revolving Credit Facility, collectively the “Initial Credit Facility”).  The Credit Agreement also provides for optional incremental term loan(s) and revolving loan(s) to increase the Initial Credit Facility in an aggregate principal amount not to exceed $100 million (the “Incremental Facilities,” and together with the Initial Credit Facility, collectively the “Senior Credit Facilities”).

The Revolving Credit Facility and any incremental revolving loan terminate and all amounts outstanding thereunder will be due and payable in full on November 18, 2014.  The final payments of all amounts outstanding under the Initial Term Loan Facility, plus accrued interest, will be due on June 30, 2015.  All other obligations and amounts outstanding under the Initial Credit Facility will be due and payable in full on November 18, 2015.  Any incremental term loans will terminate and all amounts outstanding thereunder will be due and payable upon the maturity date agreed upon according to each series of incremental term loans executed.

Loans under the Revolving Credit Facility may be made, and letters of credit may be issued, on a revolving basis up to the full amount of the Revolving Credit Facility plus any incremental revolving loan.  The Initial Term Loan Facility is subject to quarterly amortization of principal in equal installments for each year following the closing in an aggregate amount equal to 5% each year.

The Company is permitted to repay borrowings under the Senior Credit Facilities at any time in whole or in part without premium or penalty.  The Company is required to repay loans outstanding under the Senior Credit Facilities (i) with a percentage of excess cash flow (with such percentage of excess cash flow to vary depending on the Company’s leverage ratio at the end of the year for which excess cash flow is calculated, starting in 2010, with the maximum repayment percentage set at 50% of excess cash flow) and (ii) with net proceeds in excess of $2 million from asset dispositions or sale-leaseback transactions during any fiscal year.

Borrowings under the Senior Credit Facilities (other than swing line loans) bear interest, at the option of the Borrower, at (i) the LIBOR rate, plus an Applicable Margin (as defined below), or (ii) the Base Rate (defined as the higher of (a) the prime rate announced by SunTrust Bank, (b) the federal funds rate plus 0.50% per annum or (c) the one-month LIBOR rate plus 1% per annum), plus an Applicable Margin.  The interest rate on swing line loans made under the Revolving Credit Facility is the Base Rate, plus an Applicable Margin.  The “Applicable Margin” means, in the case of the Initial Term Loan Facilities, 4% per annum, in the case of LIBOR loans, and 3% per annum, in the case of Base Rate loans, and in the case of the Revolving Credit Facility, 4% per annum, in the case of LIBOR loans, and 3% per annum, in the case of Base Rate loans, provided that the Applicable Margin for the Initial Term Loan Facility, the Revolving Credit Facility are subject to step-downs based on (i) the Company’s leverage ratio and (ii) in the case of the Initial Term Loan Facility the maintenance of certain corporate credit ratings with certain credit rating agencies.  Additionally, in no event will the LIBOR rate be less than 2.0% at any time.  The interest rate at closing on the Senior Credit Facilities is LIBOR plus 400 bps (with a 200 bps LIBOR floor), compared to LIBOR plus 600 bps (with a 350 bps LIBOR floor) on the facilities under the Existing Credit Agreement.

With respect to any loan to which the Base Rate is applicable, interest is payable on the first business day of each calendar quarter to occur while the loan is outstanding.  With respect to any loan to which the LIBOR rate is applicable, interest is payable on the last day of the LIBOR period unless the LIBOR period is greater than three months in which case interest would be payable at three month intervals and on the last day of the applicable LIBOR period.

The Revolving Credit Facility is subject to an annual commitment fee in an amount equal to between 0.375% and 0.50% per annum (based upon the Company’s leverage ratio) multiplied by the amount of funds available for borrowing under the Revolving Credit Facility.

The obligations under the Senior Credit Facilities are unconditionally and irrevocably guaranteed, subject to certain exceptions, by the Company and each existing and future direct and indirect domestic subsidiary of the Company.  In addition, the Senior Credit Facilities are secured, subject to certain exceptions, by a first priority perfected security interest in substantially all of the present and future property and assets (real and personal) of the Company and each guarantor and a pledge of 100% of the Company’s and each guarantor’s capital stock of their respective domestic subsidiaries and 65% of the Company’s and each guarantor’s capital stock of their respective first-tier foreign subsidiaries.

The Credit Agreement governing the Senior Credit Facilities contains certain (a) events of default (subject to specified grace periods) that are customary with respect to facilities of this type, including, defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties, and (b) restrictive covenants that are customary with respect to facilities of this type, including limitations on the incurrence of indebtedness, liens, investments, contingent obligations, restricted payments, mergers and other fundamental changes, sales of assets, sale-leaseback transactions and transactions with affiliates.  In addition, the Credit Agreement requires compliance with certain financial and operating covenants, including annual limitations on capital expenditures and maintenance of a maximum leverage ratio and a minimum consolidated fixed charge coverage ratio at the end of each fiscal quarter and for the 12-month period then ended.  As of December 31, 2009, the Company is required to maintain a leverage ratio of less than 3.00 to 1.00.  The financial covenant requiring maintenance of certain leverage ratios at the end of each fiscal quarter and for the 12-month period then ended will become more restrictive over the term of the Senior Credit Facilities after the fiscal quarter ending on March 31, 2010.  The Company is required to maintain a consolidated fixed charge coverage ratio of not less than 1.20 to 1.00 as of the last day of each fiscal quarter and for the 12-month period then ended beginning with the fiscal quarter ending on December 31, 2009.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Credit Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.

Item 7.01.              Regulation FD Disclosure

On November 23, 2009, the Company issued a press release announcing the closing of the Credit Agreement as described in Items 1.01 and 2.03 above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1         Credit Agreement, dated November 19, 2009, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., as a credit party, and SunTrust Bank, as agent, swing line lender, L/C issuer and a lender, the other financial institutions party thereto, as lenders, SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner.

99.1         Press Release of the Company dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: November 23, 2009		/s/ Dennis L. Randolph, Jr.
	By:	Dennis L. Randolph, Jr.
	Its:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Credit Agreement, dated November 19, 2009, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., as a credit party, and SunTrust Bank, as agent, swing line lender, L/C issuer and a lender, the other financial institutions party thereto, as lenders, SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner.

99.1	Press Release of the Company dated November 23, 2009.